CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Counselor Series Trust (Invesco Counselor Series Trust) of

i.

our reports dated October 25, 2021 relating to the financial statements and financial highlights of Invesco American Franchise Fund, Invesco Capital Appreciation Fund, Invesco Core Plus Bond Fund, Invesco Discovery Fund, Invesco Equally-Weighted S&P 500 Fund, Invesco Equity and Income Fund, Invesco Global Real Estate Income Fund, Invesco Growth and Income Fund, Invesco Income Advantage U.S. Fund, Invesco Nasdaq 100 Index Fund, Invesco S&P 500 Index Fund, Invesco Short Duration High Yield Municipal Fund, and Invesco Short Term Municipal Fund which appear in AIM Counselor Series Trust (Invesco Counselor Series Trust)’s Annual Report on Form N-CSR for the year ended August 31, 2021.

ii.

our reports dated October 28, 2021 relating to the financial statements and financial highlights of Invesco Floating Rate ESG Fund, Invesco Master Loan Fund, and Invesco Senior Floating Rate Fund which appear in AIM Counselor Series Trust (Invesco Counselor Series Trust)’s Annual Report on Form N-CSR for the year ended August 31, 2021.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 15, 2021